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EXHIBIT 27
Financial Data Schedule

Fiscal year ended                                   Jan-31-1994
Period end                                          Oct-31-94
Multiplier                                             1000
Cash and cash items                                   73772
Marketable securities                                246309
Notes and accounts receivable-trade                  165926
Allowances for doubtful accounts                          0
Inventory                                           1040015
Total current assets                                1567516
Property plant and equipment                        1223383
Accumulated depreciation                                  0
Total assets                                        2897326
Total current liabilities                            838212
Bonds,mortgages and similar debt                     628288
Preferred stock-mandatory redemption                      0
Preferred stock-no mandatory redemption                   0
Common stock                                          79689
Other stockholders equity                           1299031
Total liabilities and stockholders equity           2897326
Net sales of tangible products                      4623032
Total revenue                                       4623032
Costs of tangible goods sold                        3501618
Total costs and expenses applicable to sales        3501618
Other costs and expenses                                  0
Provision for doubtful accounts and notes                 0
Interest and amortization of debt discount            21580
Income before tax and other items                    272941
Income tax expense                                    95646
Income/loss continuing operations                    177295
Discontinued operations                                   0
Extraordinary items                                       0
Cumulative effect-change in accounting principles         0
Net income or loss                                   177295
Earnings per share primary                             1.16
Earnings per share-fully diluted                       1.11